     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2001.

                                                      REGISTRATION NO. 333-64758

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SDC INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                            75-2583767
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification number)

  777 S. FLAGLER, 8TH FLOOR WEST, W. PALM BEACH, FLORIDA               33401
         (Address of principal executive offices)                    (Zip Code)

          SDC INTERNATIONAL, INC. 2001 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 RONALD A. ADAMS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             SDC INTERNATIONAL, INC.
                                 777 S. FLAGLER
                                 8TH FLOOR WEST
                          W. PALM BEACH, FLORIDA 33401
                     (Name and Address of Agent for Service)

                                 (561) 882-9300
          (Telephone Number, including Area Code, of Agent for Service)

                          Copies of communications to:

                               ANDREW HULSH, ESQ.
                                BAKER & MCKENZIE
                              1200 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 789-8900

                               ------------------

                         CALCULATION OF REGISTRATION FEE


                                                        PROPOSED               PROPOSED
                                                        MAXIMUM                 MAXIMUM
                                 AMOUNT                 OFFERING               AGGREGATE              AMOUNT OF
TITLE OF SECURITIES               TO BE                  PRICE                  OFFERING            REGISTRATION
TO BE REGISTERED             REGISTERED (1)          PER SHARE (2)               PRICE                  FEE (3)
----------------             --------------          -------------           ------------           --------------
Common Stock,                2,000,000 shares           $0.71                 $1,420,000                 $355.00
$.001 par value

------------
(1) This registration statement also covers an indeterminate number of shares of common stock of SDC International, Inc.which may be issued by reason of stock dividends, stock splits, or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated soley for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. With respect to the 2,000,000 shares of common stock underlying options available for future grant under the SDC International, Inc. 2001 Non-Qualified Stock Option Plan, the estimated Proposed Maximum Aggregate Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act, whereby the per share price was determined by reference to the average between the high and low price reported on the over-the-counter market on July 3, 2001, which average was $0.71.

(3) This amount was previously paid in connection with the Registrant's previous filing of its Registration Statement on Form S-8 (File no. 333-64758) as filed with the Securities and Exchange Commission on July 9, 2001.

================================================================================

                                EXPLANATORY NOTE

         We have prepared this amendment to our registration statement on Form S-8 (file no. 333-64758) as filed with the Securities and Exchange Commission (the "Commission") on July 9, 2001 (the "Registration Statement") for the sole purpose of amending Exhibits 5.1 and 23.1.

ITEM 8. EXHIBITS

         The following is a complete list of exhibits filed as part of this amendment to the Registration Statement.

4.1 Amended and Restated Certificate of Incorporation of SDC International, Inc. (incorporated herein by reference to the registrant's Form S-8 Registration Statement, filed with the Commission on December 28,
         2000).

4.2 Amended and Restated By-laws of SDC International, Inc. (incorporated herein by reference to the registrant's Form 10SB).

4.3      SDC International, Inc. 2001 Non-Qualified Stock Option Plan.*

5.1 Opinion of Baker & McKenzie, regarding legality of the securities covered by this amendment to the Registration Statement.

23.1 Consent of Baker & McKenzie, counsel for the Registrant, to the use of its opinion with respect to the legality of the securities covered by this amendment to the Registration Statement and to the references to such counsel in this amendment to the Registration Statement (contained in the opinion filed as Exhibit 5.1 to this amendment to the Registration Statement).

23.3     Consent of Richard A. Eisner & Company, LLP, independent auditors.*


-----------
* As previously filed with the Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, the hereunto duly authorized, in the City of W. Palm Beach, State of Florida, on July 25, 2001.

                              SDC INTERNATIONAL, INC.



                              By: /s/ RONALD A. ADAMS
                                  ---------------------------------------------
                                  Name:  Ronald A. Adams
                                  Title: Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                      TITLE                                     DATE
---------                                      -----                                     ----
/s/ Ronald A. Adams                            Chairman and Chief                        July 25, 2001
-----------------------------                  Executive Officer and Director
Ronald A. Adams                                 (Principal Executive Officer, Principal
                                               Accounting Officer and Principal
                                               Financial Officer)


/s/ Milota K. Skral*                           President and Director                    July 25, 2001
-----------------------------
Milota K. Skral


/s/ H.S. Green*                                Secretary and Director                    July 25, 2001
-----------------------------
H.S. Green


*By:     RONALD A. ADAMS
         --------------------
         Ronald A. Adams
         Attorney-in-Fact


                                  EXHIBIT INDEX

The following is a complete list of exhibits filed as a part of this amendment to the Registration Statement and which are incorporated herein.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

4.1 Amended and Restated Certificate of Incorporation of SDC International, Inc. (incorporated herein by reference to the registrant's Form S-8 Registration Statement, filed with the Commission on December 28, 2000).

4.2             Amended and Restated By-laws of SDC International, Inc.
                (incorporated herein by reference to the registrant's Form
                10SB).

4.3             SDC International, Inc. 2001 Non-Qualified Stock Option Plan.*

5.1 Opinion of Baker & McKenzie, regarding legality of the securities covered by this amendment to the Registration Statement.

23.1 Consent of Baker & McKenzie, counsel for the Registrant, to the use of its opinion with respect to the legality of the securities covered by this amendment to the Registration Statement and to the references to such counsel in this amendment to the Registration Statement (contained in the opinion filed as Exhibit 5.1 to this amendment to the Registration Statement).

24.1 Consent of Richard A. Eisner & Company, LLP, independent auditors.*


--------------
* As previously filed with the Commission.